As filed with the Securities and Exchange Commission on May 23, 2008
Registration No. 333-______

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

SILICON IMAGE, INC.
(Exact name of the Registrant as specified in its charter)

Delaware	77-0396307
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1060 East Arques Ave.
Sunnyvale, California 94085
(Address of principal executive offices, including zip code)

2008 Equity Incentive Plan
1999 Employee Stock Purchase Plan
 (Full titles of the plans)

Steve Tirado
Chief Executive Officer
Silicon Image, Inc.
1060 East Arques Ave.
Sunnyvale, California 94085
(408) 616-4000
(Name, address and telephone number,
including area code, of agent for service)

Copy to:
Andrew Luh, Esq.
Gaelen Gates, Esq.
Fenwick & West LLP
Silicon Valley Center
801 California St.
MountainView, California 94041
(650) 988-8500
(Counsel to the Registrant)

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See definition of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.  (Check one)

Large accelerated Filer ☒	Accelerated Filer ☐
Non-accelerated Filer ☐	Smaller reporting company ☐
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE
Title of securities to be registered	Amount to be registered (1)		Proposed maximum offering price per share (2)	Proposed maximum aggregate offering price	Amount of registration fee
Common Stock, $0.001 par value per share, to be issued under the 1999 Employee Stock Purchase Plan	843,133	(3)	$6.735	$5,678,500.76	$223.17
Common Stock, $0.001 par value per share, to be issued under the 2008 Equity Incentive Plan	4,000,000	(4)	$6.735	$26,940,000.00	$1,058.74
Totals	4,843,133			$32,618,500.76	$1,281.91

(1)
This Registration Statement shall also cover any additional shares of Common Stock which become issuable under the 1999 Employee Stock Purchase Plan or 2008 Equity Incentive Plan by reason of any stock dividend, stock split, recapitalization, or other similar transaction effected without the Registrant’s receipt of consideration which results in an increase in the number of the outstanding shares of the Registrant’s common stock.

(2)
Estimated solely for the purpose of calculating the registration fee in accordance with Rules 457(c) and (h) promulgated under the Securities Act of 1933 and based upon the average of the high and low sales prices of Silicon Image Common Stock reported on the Nasdaq Global Select Market on May 19, 2008.

(3)	Represents shares of Common Stock automatically reserved in January 2008 for issuance upon the exercise of purchase rights that may be granted under the 1999 Employee Stock Purchase Plan (the “ESPP”).

(4)	Represents shares of Common Stock reserved for issuance under the Registrant’s 2008 Equity Incentive Plan (the “EIP”).

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

The following documents filed with the Securities and Exchange Commission (the “Commission”) are incorporated herein by reference:

(a) The Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2007 filed with the Commission on February 27, 2008.

(b) All other reports filed pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) since the end of the fiscal year covered by the Registrant’s Annual Report referred to in paragraph (a) above; and

(c) The description of the Registrant’s Common Stock contained in the Registrant’s Registration Statement on Form 8-A filed on July 30, 1999 under Section 12(g) of the Exchange Act, including any amendment or report filed for the purpose of updating such description.

In addition, all documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act on or after the date of this Registration Statement and prior to the filing of a post-effective amendment that indicates that all securities offered have been sold or that deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing such documents, except as to specific sections of such documents as set forth therein. Unless expressly incorporated into this Registration Statement, a report furnished on Form 8-K prior or subsequent to the date hereof shall not be incorporated by reference into this Registration Statement. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in any subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement.

Item 4. Description of Securities.

Not applicable.

Item 5. Interests of Named Experts and Counsel.

Not applicable.

Item 6. Indemnification of Directors and Officers and Limitation of Liability.

Section 145 of the Delaware General Corporation Law authorizes a court to award, or a corporation’s board of directors to grant, indemnity to directors and officers under certain circumstances and subject to certain limitations. The terms of Section 145 of the Delaware General Corporation Law are sufficiently broad to permit indemnification under certain circumstances for liabilities, including reimbursement of expenses incurred, arising under the Securities Act of 1933.

As permitted by the Delaware General Corporation Law, the Registrant’s certificate of incorporation includes a provision that eliminates the personal liability of its directors for monetary damages for breach of fiduciary duty as a director, except for liability:

• for any breach of the director’s duty of loyalty to the Registrant or its stockholders;

• for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law;
• under section 174 of the Delaware General Corporation Law regarding unlawful dividends and stock purchases; or
• for any transaction from which the director derived an improper personal benefit.

As permitted by the Delaware General Corporation Law, the Registrant’s bylaws provide that:

• the Registrant is required to indemnify its directors and officers to the fullest extent permitted by the Delaware General Corporation Law, subject to certain very limited exceptions;
• the Registrant is required to advance expenses, as incurred, to its directors and officers in connection with a legal proceeding to the fullest extent permitted by the Delaware General Corporation Law, subject to certain very limited exceptions; and
• the rights conferred in the bylaws are not exclusive.

In addition, the Registrant has entered into indemnity agreements with each of its current directors and officers. These agreements provide for the indemnification of officers and directors for all expenses and liabilities incurred in connection with any action or proceeding brought against them by reason of the fact that they are or were agents of the Registrant.

The Registrant has also obtained directors’ and officers’ insurance to cover its directors, officers and some of its employees for certain liabilities, including public securities matters.

The Underwriting Agreement relating to the Registrant’s initial public offering, effected pursuant to a Registration Statement on Form S-1 (File No. 333-83665), declared effective October 5, 1999 (the “Form S-1”), provides for indemnification by the underwriters of the Registrant and its directors and officers for certain liabilities under the Securities Act of 1933, or otherwise.

Reference is made to the following documents regarding relevant indemnification provisions described above and elsewhere herein:

1. Form of Underwriting Agreement (incorporated by reference to Exhibit 1.01 to the Form S-1).
2. Second Amended and Restated Certificate of Incorporation of the Registrant (incorporated by reference to Exhibit 3.03 to the Form S-1).
3. Restated Bylaws of the Registrant (incorporated by reference to Exhibit 3.01 to the Registrant’s Form 8-K filed with the Commission on February 4, 2005).
4. Form of Indemnity Agreement entered into between the Registrant and certain of its directors and officers. (Incorporated by reference from Exhibit 10.01 of the Form 10-K filed by the Registrant on March 15, 2004).

Item 7. Exemption from Registration Claimed.

Not applicable.

Item 8. Exhibits.

Exhibit Number	Exhibit Title

4.01
Second Amended and Restated Certificate of Incorporation of the Registrant (incorporated by reference to Exhibit 3.03 to the Registrant’s Registration Statement on Form S-1 (File No. 333-83665), as amended, declared effective by the Securities and Exchange Commission on October 5, 1999).

4.02
Certificate of Amendment of Second Amended and Restated Certificate of Incorporation of the Registrant (incorporated by reference to Exhibit 3.04 to the Registrant’s Quarterly Report on Form 10-Q filed with the Commission on August 14, 2001).

4.03	Restated Bylaws of the Registrant (incorporated by reference to Exhibit 3.01 to the Registrant’s Form 8-K filed with the Commission on February 4, 2005).

4.04	Form of Specimen Certificate for the Registrant’s common stock (incorporated by reference to Exhibit 4.01 to the Form S-1).

4.05	Employee Stock Purchase Plan, as amended.

4.06
Enrollment forms, subscription agreements, notice of suspension, notice of withdrawal and joint election (for UK employees) related to the Employee Stock Purchase Plan (incorporated by reference to Exhibit 10.04 to Registrant’s Annual Report on Form 10-K filed with the Commission on February 27, 2008).

4.07	2008 Equity Incentive Plan.

5.01	Opinion of Fenwick & West LLP.

23.01	Consent of Fenwick & West LLP (included in Exhibit 5.01).

23.02	Consent of Independent Registered Public Accounting Firm (Deloitte & Touche LLP).

24.01	Power of Attorney (see signature page to this Registration Statement).

Item 9. Undertakings

(a) The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) to include any prospectus required by Section 10(a)(3) or the Securities Act of 1933;

(ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement.  Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement;

(iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant, Silicon Image, Inc., certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Sunnyvale, State of California, on this 23rd day of May, 2008.

SILICON IMAGE, INC.

By:	/s/ Steve Tirado
Steve Tirado
President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS that each individual whose signature appears below constitutes and appoints Steve Tirado and Edward Lopez, and each of them, his true and lawful attorneys-in-fact and agents with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement on Form S-8, and to file the same with all exhibits thereto and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or his or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Steve Tirado	Director, President and Chief Executive Officer	May 23, 2008
Steve Tirado	(Principal Executive Officer)

/s/ Harold Covert	Chief Financial Officer	May 23, 2008
Harold Covert	(Principal Financial Officer)

/s/ Noland Granberry	Chief Accounting Officer	May 23, 2008
Noland Granberry	(Principal Accounting Officer)

/s/ Peter Hanelt	Director	May 23, 2008
Peter Hanelt

/s/ John Hodge	Director	May 23, 2008
John Hodge

/s/ Massood Jabbar	Director	May 23, 2008
Massood Jabbar

EXHIBIT INDEX

Exhibit Number	Exhibit Title

4.01
Second Amended and Restated Certificate of Incorporation of the Registrant (incorporated by reference to Exhibit 3.03 to the Registrant’s Registration Statement on Form S-1 (File No. 333-83665), as amended, declared effective by the Securities and Exchange Commission on October 5, 1999).

4.02
Certificate of Amendment of Second Amended and Restated Certificate of Incorporation of the Registrant (incorporated by reference to Exhibit 3.04 to the Registrant’s Quarterly Report on Form 10-Q filed with the Commission on August 14, 2001).

4.03	Restated Bylaws of the Registrant (incorporated by reference to Exhibit 3.01 to the Registrant’s Form 8-K filed with the Commission on February 4, 2005).

4.04	Form of Specimen Certificate for the Registrant’s common stock (incorporated by reference to Exhibit 4.01 to the Form S-1).

4.05	Employee Stock Purchase Plan, as amended.

4.06
Enrollment forms, subscription agreements, notice of suspension, notice of withdrawal and joint election (for UK employees) related to the Employee Stock Purchase Plan (incorporated by reference to Exhibit 10.04 to Registrant’s Annual Report on Form 10-K filed with the Commission on February 27, 2008).

4.07	2008 Equity Incentive Plan.

5.01	Opinion of Fenwick & West LLP.

23.01	Consent of Fenwick & West LLP (included in Exhibit 5.01).

23.02	Consent of Independent Registered Public Accounting Firm (Deloitte & Touche LLP).

24.01	Power of Attorney (see signature page to this Registration Statement).